UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2026

TEN Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42515	99-1291725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1170 Wheeler Way
Langhorne, PA	19047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: 1.800.909.9598

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	XHLD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Rule or Standard; Transfer of Listing.

On August 28, 2026, TEN Holdings, Inc. (the “Company”) notified The Nasdaq Stock Market LLC (“Nasdaq”) that, due to the resignation of Mr. Yuji Ishida from the Company’s Board of Directors (the “Board”) and the Audit Committee of the Board (the “Audit Committee”), the Company was not in compliance with Nasdaq Listing Rule 5605(c)(2) (the “Rule”), which requires, among other things, the Audit Committee to be comprised of at least three members. The Company also notified Nasdaq that it was relying on the cure period provided by Nasdaq Rule 5605(c)(4). On August 31, 2026, the Nominating Committee and the Board appointed Mr. Kevin Cheong Jia Jin to the Audit Committee and notified Nasdaq of such appointment.

On September 1, 2026, the Company received a letter (the “Notification Letter”) from the Listing Qualifications Department (the “Staff”) of Nasdaq, notifying the Company that the Staff had determined that the Company was not in compliance with the Rule. The Notification Letter also notified the Company that, based on Mr. Kevin Cheong Jia Jin’s appointment to the Audit Committee, the Staff has determined that the Company has regained compliance with the Rule and the matter is now closed.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are furnished or filed with this report, as applicable:

Exhibit No.	Description
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEN HOLDINGS, INC.

Date: September 2, 2026	By:	/s/ Virgilio Torres
Virgilio Torres Chief Executive Officer and Chief Financial Officer